UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2007 and November 8, 2007, each of Jean-Louis Gassée and Thomas I. Unterberg, respectively, notified Electronics For Imaging, Inc. (the “Company”) of his intention to not stand for reelection to the Board of Directors of the Company at the upcoming Annual Meeting of Stockholders to be held on December 14, 2007. The Company is actively engaged in a search for additional independent director candidates to become members of the Company’s Board of Directors. The Nominating and Governance Committee has retained Russell Reynolds Associates to assist the Company with identifying potential independent director candidates. Although the Company has not yet identified or selected any candidates whom it intends to nominate for Board membership, and does not expect to do so prior to the Annual Meeting, one or more additional directors could be elected by the Board during 2008.

The foregoing description is qualified in its entirety by reference to the press release of the Company issued on November 13, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report contains forward-looking statements concerning the composition of the Company’s Board of Directors. There can be no assurance concerning the composition of the Company’s Board of Directors on a going forward basis. Forward-looking statements are made as of the date of this report and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 13, 2007 – EFI Announces Upcoming Changes To Its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 13, 2007 – EFI Announces Upcoming Changes To Its Board of Directors.